UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
AMENDMENT NO. 1 TO
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 27, 2005
LEXAR MEDIA, INC.

(Exact name of the Registrant as specified in its charter)
Delaware

(State or other jurisdiction of incorporation)

000-31103	33-0723123

(Commission File Number)	(IRS Employer Identification No.)

47300 Bayside Parkway, Fremont, California	94538

(Address of principal executive offices)	(Zip Code)
(510) 413-1200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
     On November 9, 2005, Lexar Media, Inc. (“Lexar”) filed its Quarterly Report on Form 10-Q for its fiscal third quarter ended September 30, 2005 (the “Form 10-Q”). In the Form 10-Q, Lexar reported financial results that differed from the information presented in its press release dated October 27, 2005 in its earnings call that day, and as reported in its Current Report on Form 8-K filed October 27, 2005. During the final review of Lexar’s quarterly results, new information became available and three adjustments were recorded, with offsetting effects on the financial statements.
     One adjustment was to reduce inventory and recognize an additional $1.6 million cost of product revenue to correct an error arising from incorrect profit elimination. A second adjustment is a $1.1 million benefit to cost of product revenue, related to our inventory receipts accrual liability. The third adjustment was $0.2 million benefit for a revision of an estimate on certain license and market development fund expenses.
     As a result of these adjustments, Lexar recorded a net increase in cost of product revenues of $449,000, a decrease in sales and marketing expenses of $100,000, and an overall reduction in net income of $349,000. The adjustments impacted Lexar’s cost of product revenue, gross margin, total operating expenses, income from operations, income before income taxes, net income and net income per common share — diluted. A table illustrating the changes to Lexar’s Unaudited Condensed Consolidated Statement of Operations for the three and nine months ended September 30, 2005 as a result of the recording of these changes is set forth below.

	Three months ended					Nine months ended
	Originally			Revised	Originally			Revised
	reported	Changes		September	reported	Changes		September
	September			30,	September			30,
	30, 2005			2005	30, 2005			2005
Net revenues:
Product revenues	$184,868	$		$184,868	$607,370	$		$607,370
License and royalty revenues	4,530			4,530	6,293			6,293

Total net revenues	189,398			189,398	613,663			613,663
Cost of product revenues	160,380		449	160,829	529,359		449	529,808

Gross margin	29,018		(449)	28,569	84,304		(449)	83,855

Operating expenses:
Research and development	3,172			3,172	9,518			9,518
Sales and marketing	14,677		(100)	14,577	50,830		(100)	50,730
General and administrative	8,444			8,444	32,415			32,415

Total operating expenses	26,293		(100)	26,193	92,763		(100)	92,663

Income from operations	2,725		(349)	2,376	(8,459)		(349)	(8,808)
Total other income (expense)	(375)			(375)	(1,981)			(1,981)

Income (loss) before income taxes	2,350		(349)	2,001	(10,440)		(349)	(10,789)
Income taxes (benefit)	(90)			(90)	1,632			1,632

Net income (loss)	$2,440		$(349)	$2,091	(12,072)		$(349)	$(12,421)

Net income (loss) per common share — basic:	$0.03		$(0.00)	$0.03	$(0.15)		$(0.01)	$(0.16)

Net income (loss) per common share — diluted:	$0.03		$(0.01)	$0.02	$(0.15)		$(0.01)	$(0.16)

Shares used in computing net income (loss) per common share — basic:	80,307		80,307	80,307	79,888		79,888	79,888

Shares used in computing net income (loss) per common share — diluted:	85,753		85,753	85,753	79,888		79,888	79,888

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEXAR MEDIA, INC.
Date: November 9, 2005	By:	/s/ Brian T. McGee
Brian T. McGee
Chief Financial Officer and Vice President, Finance

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